As filed with the Securities and Exchange Commission on October 12, 2018

Registration Statement No. 333-197264

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________________________

POST-EFFECTIVE AMENDMENT NO. 1:

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________________________

Steel Connect, Inc.

(Exact name of registrant as specified in its charter)

_____________________________________

Delaware ____________________________	04-2921333 ____________________________
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1601 Trapelo Road, Suite 170

Waltham, Massachusetts 02451

(781) 663-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________________________

James R. Henderson

President and Chief Executive Officer

Steel Connect, Inc.

1601 Trapelo Road, Suite 170

Waltham, Massachusetts 02451

(781) 663-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________

Copies of all communications to:

Adam W. Finerman, Esq.
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019
(212) 451-2300

Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment to Form S-3 is being filed to deregister securities not sold under this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the Registration Statement of Steel Connect, Inc. (the “Registrant “) on Form S-3 (Registration No. 333-197264) filed with the Securities and Exchange Commission (the “SEC”) on July 7, 2014, as amended by Amendment No. 1, which was filed with the SEC February 10, 2015, and Amendment No. 2, which was filed with the SEC March 2, 2015 (as amended, the “Registration Statement”), which registered common stock, par value $0.01 per share; preferred stock, par value $0.01 per share; warrants and debt securities of the Registrant having an aggregate public offering price of up to $100 million held by the Company and the selling stockholder named in the Registration Statement.

In accordance with undertakings made by the Registrant in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered which remain unsold at the termination of the offering, the Registrant hereby removes from registration any and all securities of the Registrant that remain unsold under the Registration Statement on Form S-3 (File No. 333-197264).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on October 12, 2018.

STEEL CONNECT, INC.

By:	/s/ James R. Henderson
James R. Henderson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James R. Henderson James R. Henderson	President and Chief Executive Officer (Principal Executive Officer)	October 12, 2018

/s/ Louis J. Belardi Louis J. Belardi	Chief Financial Officer (Principal Financial and Accounting Officer)	October 12, 2018

/s/ Jeffrey J. Fenton Jeffrey J. Fenton	Director	October 12, 2018

Glen M. Kassan	Director

/s/ Philip E. Lengyel Philip E. Lengyel	Director	October 10, 2018

/s/ Warren G. Lichtenstein Warren G. Lichtenstein	Executive Chairman of the Board and Director	October 12, 2018

/s/ Jeffrey S. Wald Jeffrey S. Wald	Director	October 12, 2018

/s/ Jack L. Howard Jack L. Howard	Director	October 10, 2018

/s/ William T. Fejes, Jr. William T. Fejes, Jr.	Director	October 12, 2018